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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 2, 2005

                           WILSHIRE ENTERPRISES, INC.
             (Exact name of Registrant as specified in its charter)

         DELAWARE                          1-4673              84-0513668
(State or other jurisdiction of       (Commission File       (IRS Employer
incorporation or organization)            Number)          Identification No.)

ONE GATEWAY CENTER, NEWARK, NEW JERSEY                            07102
(Address of principal executive offices)                       (Zip Code)

(Registrant's telephone number, including area code)          (201) 420-2796

                921 Bergen Avenue, Jersey City, New Jersey 07306
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

                  On June 2, 2005, Wilshire Enterprises, Inc. ("Wilshire" or the "Company") completed a transaction with respect to its property located in West Orange, New Jersey known as the Wilshire Grand Hotel and Banquet Facility (the "Wilshire Hotel"). As previously reported, the Company leased the Wilshire Hotel under two 25-year operating leases, one for the hotel and one for the banquet facility, to an experienced hotel operator (the "Hotel Operator"). The Hotel Operator had encountered financial adversity and ceased payments in 2004 on its mortgage obligations held by Proud Three LLC ("Proud Three"). The Hotel Operator was also delinquent on its lease payments to the Company since January 2005. The Company explored a number of alternatives to resolve this situation.

                  The resolution of this matter included the termination of the leases with the Hotel Operator and the contribution of the Wilshire Hotel by the Company to a newly formed limited liability company, WO Grand Hotel, LLC. Proud Three contributed its loan receivable of $11.9 million from the Hotel Operator, and the Company and Proud Three are the sole members of the LLC.

                  The operating agreement of the LLC, a copy of which will be filed with the Company's second quarter financial results, provides that the first $7.5 million in profits and gains will be allocated to Wilshire, the next $7.5 million in profits and gains will be allocated to Proud Three, and the profits and gains above $15 million will be allocated equally between the Company and Proud Three. The operating agreement gives the Company total operational control over the LLC and the Wilshire Hotel, including the right to sell that property. The operating agreement contains other provisions relating to rights of first refusal and call options. The operating agreement provides Proud Three with a call option to acquire Wilshire's equity in the LLC for a minimum of $5.25 million during the six-month period beginning January 2, 2006.

                  As part of the resolution of this matter, Proud Three arranged for the payment of 50% of the delinquent rent to the Company.

                  Because Proud Three is affiliated with the Company's Chairman and CEO, the transaction was reviewed and approved by a special independent committee of the Company's Board of Directors that had been appointed for this purpose. As part of its review process, this committee retained an independent investment banking firm to evaluate the transaction and received an opinion from that firm that the transaction was fair to the Company and its stockholders from a financial point of view.

                  In its capacity as the manager of the LLC, the Company has arranged for the LLC to enter into an agreement with an independent, experienced hotel management company to operate the Wilshire Hotel.


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                  The Company will report the financial results of the LLC with its results from discontinued real estate operations.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: June 8, 2005                                WILSHIRE ENTERPRISES, INC.
                                                   (Registrant)



                                                   By: /s/ Daniel C. Pryor
                                                       -------------------
                                                       Daniel C. Pryor
                                                       President








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